PROMISSORY NOTE

Principal amount: $200,000                                   Date: April 2, 2001

FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of Stratabase the sum of Two Hundred Thousand Dollars ($). Said sum shall be paid in the following manner:

o Upon sale of all or a portion of the undersigned's stock options in Stratabase, proceeds shall immediately be payable to Stratabase, to be applied to the unpaid balance.

o Outstanding balance shall be paid in full no later than April 1st, 2003.

This note may be prepaid, at any time, in whole or in part, without penalty.

This note shall be at the option of any holder thereof be immediately due an d payable upon the occurrence of any of the following:

1) Failure to make any payment due  hereunder  within on or before its due date.
2) Upon the death or incapacity of any of the undersigned.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be constructed, governed and enforced in accordance with the laws of the Province of British Columbia.

Witnessed:


/s/
-----------------------------------
Trevor Newton


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Authorized signatory for Stratabase